Exhibit 5.1
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                     [Weil, Gotshal & Manges LLP Letterhead]



                                October 22, 1999


Westwood One, Inc.
9540 Washington Boulevard
Culver City, California  90232

Ladies and Gentlemen:

           We have acted as counsel to Westwood One, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration under the Securities Act of shares of common stock, par value $.01 per share (the "Common Stock"), of the Company to be issued upon the exercise of stock options granted under the Company's 1999 Stock Incentive Plan (the "Plan"). Terms defined in the Registration Statement and not otherwise defined herein are used herein with the meanings as so defined.

           In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

           In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

           Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the shares of Common Stock to be issued by the Company as contemplated by the Registration Statement have been duly authorized and, when issued as contemplated by the Registration Statement and in accordance with the terms of the Plan, against payment of the exercise price therefor, will be validly issued, fully paid and nonassessable.


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           The opinion expressed herein is limited to the corporate laws of the
State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                Very truly yours,


                         /s/ Weil, Gotshal & Manges LLP
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